QuickLinks -- Click here to rapidly navigate through this document

'

Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

        To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2004, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

July 28, 2004
/s/ JAMES E. ALEXANDER James E. Alexander Chief Executive Officer and President

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

        To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2004, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

July 28, 2004
/s/ JOHN SAKYS John Sakys Chief Financial Officer

QuickLinks

  Exhibit 32
ISONICS CORPORATION
Certification pursuant to 18 U.S.C. §1350 Principal Executive Officer
Certification pursuant to 18 U.S.C. §1350 Principal Financial Officer